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                          FORM OF PROXY - ENTERBANK



                                                               Exhibit 99.1

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF ENTERBANK HOLDINGS, INC.

   The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders of Enterbank Holdings, Inc., a Delaware corporation, and the accompanying joint proxy statement/prospectus dated May 11, 2000, and revoking any proxy heretofore given, hereby constitutes and appoints Fred H. Eller, Ronald E. Henges and Kevin C. Eichner, and any of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of Enterbank Holdings, Inc.. standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Special Meeting of Shareholders of Enterbank Holdings, Inc. to be held at Enterprise Bank, Sunset Hills, 3890 S. Lindbergh Blvd., St. Louis, Missouri on June 20, 2000 at 9:00 a.m., local time, or at any adjournments or postponements thereof, upon the following items as set forth in the Notice of Special Meeting and more fully described in the joint proxy statement/prospectus.

      1. Approval of Merger Agreement. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of January 5, 2000, as amended, between Enterbank Holdings, Inc. and Commercial Guaranty Bancshares, Inc. and the transactions contemplated by the merger agreement, including the resulting issuance of shares of Enterbank Holdings, Inc. common stock in connection with the merger of Enterbank Acquisition Corp. I with Commercial Guaranty Bancshares, Inc.

           [_] FOR                  [_] AGAINST             [_] ABSTAIN

      2. Other Business. The proxies are authorized to vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.


THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE SPECIAL MEETING.

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Number of Common Shares -----                   Dated ----------------, 2000

I/We [_] do or [_] do not expect to attend this meeting.


                                    SHAREHOLDER(S)



                                    ------------------------------------------
                                    (Signature)


                                    ------------------------------------------
                                    (Signature)


                                    (Please mark, date and sign this proxy
                                    exactly as your name appears hereon and
                                    return this proxy promptly in the enclosed envelope. Executors, administrators, guardians, officers of the corporation and others signing in a fiduciary capacity should state their full titles as such. If shares are held by joint tenants or as community property, both should sign.)

                       DO NOT FOLD, STAPLE OR MUTILATE

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.